UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2007

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street
Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On March 16, 2007, Mothers Work, Inc. (the “Company”) agreed with Bank of America, N.A. (the “Counterparty”), subject to customary legal documentation to follow, to the economic terms of an interest rate swap agreement in order to mitigate the Company’s floating rate interest risk on the variable rate borrowings under its $90 million Term Loan and Security Agreement entered into on March 13, 2007 (the “Term Loan”).  The proceeds of the Term Loan will be used to redeem the remaining $90 million principal amount of the Company’s 11¼% Senior Notes due August 1, 2010 (the “Senior Notes”) on April 18, 2007.  The interest rate swap commences on April 18, 2007, which is the same day as the expected draw date of the $90 million Term Loan, and expires on April 18, 2012.  The interest rate swap agreement enables the Company to effectively convert an amount of the Term Loan equal to the Notional Amount of the interest rate swap per the schedule below, from a floating interest rate of LIBOR plus 2.50% (subject to reduction to LIBOR plus 2.25% if the Company achieves a specified leverage ratio), to a fixed interest rate of 7.50% (subject to reduction to 7.25% if the Company achieves a specified leverage ratio).  The Counterparty is one of the lenders under the Term Loan.

The interest rate swap agreement will require the Company to make quarterly fixed rate payments to the Counterparty on the applicable “End Date” (per the schedule below) calculated on the Notional Amount (per the schedule below) multiplied by a fixed rate of 5.00% per annum, while the Counterparty will be obligated to make quarterly floating rate payments to the Company based on the three-month LIBOR rate as of two business days prior to the applicable “Start Date” (per the schedule below) on the same referenced Notional Amount.  Notwithstanding the terms of the interest rate swap transaction, the Company is ultimately obligated for all amounts due and payable under the Term Loan.

Interest Rate Swap Schedule

Start Date	End Date	Notional Amount
4/18/2007	7/18/2007	$ 75,000,000
7/18/2007	10/18/2007	$ 70,000,000
10/18/2007	1/18/2008	$ 65,000,000
1/18/2008	4/18/2008	$ 65,000,000
4/18/2008	7/18/2008	$ 57,500,000
7/18/2008	10/20/2008	$ 57,500,000
10/20/2008	1/20/2009	$ 50,000,000
1/20/2009	4/20/2009	$ 50,000,000
4/20/2009	7/20/2009	$ 42,500,000
7/20/2009	10/19/2009	$ 42,500,000
10/19/2009	1/19/2010	$ 35,000,000
1/19/2010	4/19/2010	$ 35,000,000
4/19/2010	7/19/2010	$ 27,500,000
7/19/2010	10/18/2010	$ 27,500,000
10/18/2010	1/18/2011	$ 20,000,000
1/18/2011	4/18/2011	$ 20,000,000
4/18/2011	7/18/2011	$ 12,500,000
7/18/2011	10/18/2011	$ 12,500,000
10/18/2011	1/18/2012	$ 5,000,000
1/18/2012	4/18/1012	$ 5,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 22, 2007	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President - Chief Financial Officer